                                               MPREMIER VUL NY
                                           Prospectus Filing  2006

                 Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were deducted from the annual investment returns of the sub-accounts

                 Hypothetical Gross Annual Investment Return                         6.00%
                 less       Arithmetic Average of
                            Total Contractual Porfolio Expenses            -         0.82%
                 less       Guaranteed
                            Mortality and Expense Fee                      -         0.45%
                                                                                  ---------
                 Fund Crediting Rate (Net Annual Investment Rate)          =         4.73%

                                               MPREMIER VUL NY
                                           Prospectus Filing  2006

Male      Preferred    NonSmoker                    Level Death Benefit  (Type A)
Age:                55                              CVAT
Basic Amt:     995,000                              Maximum Charges
SIA:             5,000                              Assume Annual Payment of 76330 for 7 years
                                                    Hypothetical Annual Return of 6% Gross, 4.73% Net
Policy --- Year 5
                           (0a)           (0b)          (1)          (2)         (3)          (3a)         (4)         (4a)           (4b)         (4c)         (4d)          (4e)          (5)           (5a)            (6)           (7)          (8)            (9)             (10)           (11)          (12)             (13)              (14)
                            BOP           BOP                                    Per                       Per                        NAAR                      NAAR                      Montly           AV                          Total                       Total             EOP                          EOP             EOP               EOP
                         Contract        Accum        Premium    Per Policy    Premium      Invested      $1,000     Adjusted        Basic       Corridor     Corridor                     Cost          Before         Monthly      Contract     Surrender         Cash         Basic + SIA     Corridor      Corridor          Death             Accum
  Month       YEAR         Fund          Prems          Paid        Loads       Loads       Premium        Load         AV             DB         Factor         DB           NAAR        Of Ins        Interest       Interest        Fund        Charges       Surr Value          DB           Factor          DB            Benefits         Prems Paid

    1          5         202,063       337,098        76,330            20     14,884         61,426      700.1       262,789        995,000         1.92      504,554      734,748           738       262,051          1,011       263,062             -         263,062       1,000,000         1.98         520,863        1,000,000          414,781
    2          5         263,062       414,781             -            20          -            (20)     700.1       262,342        995,000         1.92      503,696      735,194           738       261,604          1,009       262,613             -         262,613       1,000,000         1.98         519,974        1,000,000          416,139
    3          5         262,613       416,139             -            20          -            (20)     700.1       261,893        995,000         1.92      502,834      735,643           739       261,154          1,008       262,162             -         262,162       1,000,000         1.98         519,081        1,000,000          417,502
    4          5         262,162       417,502             -            20          -            (20)     700.1       261,442        995,000         1.92      501,968      736,094           739       260,703          1,006       261,709             -         261,709       1,000,000         1.98         518,183        1,000,000          418,868
    5          5         261,709       418,868             -            20          -            (20)     700.1       260,989        995,000         1.92      501,098      736,548           740       260,249          1,004       261,253             -         261,253       1,000,000         1.98         517,282        1,000,000          420,240
    6          5         261,253       420,240             -            20          -            (20)     700.1       260,533        995,000         1.92      500,224      737,003           740       259,793          1,002       260,796             -         260,796       1,000,000         1.98         516,375        1,000,000          421,615
    7          5         260,796       421,615             -            20          -            (20)     700.1       260,076        995,000         1.92      499,345      737,461           741       259,335          1,001       260,336             -         260,336       1,000,000         1.98         515,465        1,000,000          422,996
    8          5         260,336       422,996             -            20          -            (20)     700.1       259,616        995,000         1.92      498,462      737,921           741       258,875            999       259,874             -         259,874       1,000,000         1.98         514,550        1,000,000          424,380
    9          5         259,874       424,380             -            20          -            (20)     700.1       259,154        995,000         1.92      497,575      738,383           741       258,412            997       259,409             -         259,409       1,000,000         1.98         513,630        1,000,000          425,770
   10          5         259,409       425,770             -            20          -            (20)     700.1       258,689        995,000         1.92      496,683      738,847           742       257,947            995       258,943             -         258,943       1,000,000         1.98         512,706        1,000,000          427,164
   11          5         258,943       427,164             -            20          -            (20)     700.1       258,223        995,000         1.92      495,787      739,314           742       257,480            994       258,474             -         258,474       1,000,000         1.98         511,778        1,000,000          428,562
   12          5         258,474       428,562             -            20          -            (20)     700.1       257,754        995,000         1.92      494,887      739,783           743       257,011            992       258,003             -         258,003       1,000,000         1.98         510,845        1,000,000          429,965

( 0a)     BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

( 0b)     BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)      Premium paid  = 76330

(2)      Per Policy load = $20 per month.

(3)      Sales and Admin Load = 19.5% of premium paid

(3a)      Invested Premium = (1) - (2) - (3)

(4)      Per $1,000 load  -   $0.7 per month per 1,000 of basic insurance amount + 0.71 per monthy per $1000 of supplemental insurance amount

(4a)      Adjusted AV  - Adjusted Account Value =  BOP Contract Fund +(3a) - (4)

(4b)      NAAR Basic DB -  face amount plus the contract fund or Accumulated Premiums , if applicable

(4c)      Corridor factor  - cash value accumulation corridor factor for Male age 55 NonSmoker

(4d)      NAAR Corridor DB = (6) * (7)

(4e)      NAAR -  net amount at risk = max { [(7) , (9)] /(1+RRD) ^ (1/12)} - (6). Where RRD is Risk Rate Divisor calculated at the assumed rate of 4%

(5)      Monthly Cost of Insurance - Based on 1980 CSO Age Last Birthday Male NonSmoker

(5a)      Account Value before Interest = (6) - (10)

(6)      Monthly Interest -   interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.73% is the crediting interest rate.

(7)      Total Contract Fund   -  End of Period contract fund =  (0) + (1) - (2) - (3) - (4) - (5) +(6)

(8)      Surrender Charges =  Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $29084.6 and surrender charge percentage = 0% for the 5th policy year.

(9)      Total Cash Surr Value  = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10)      EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11)      Corridor factor  - cash value accumulation corridor factor for Male age 55 NonSmoker CVAT

(12)      EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13)      EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14)      EOP Accum Prems Paid  - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5